Exhibit 32.1

SECTION 1350 CERTIFICATION

I, H. Palmer Proctor, Jr., Chief Executive Officer of Ameris Bancorp (the “Company”), do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q of the Company for the period ending June 30, 2021 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2021	/s/ H. Palmer Proctor, Jr.
H. Palmer Proctor, Jr., Chief Executive Officer
(principal executive officer)